Exhibit 99.1

Color Resources, LLC Financial Statements and Supplementary Information Year Ended December 31, 2011 with Independent Auditors' Report

COLOR RESOURCES, LLC

CONTENTS

December 31, 2011

Page
INDPENDENT AUDITORS' REPORT	1

FINANCIAL STATEMENTS
Balance Sheet	2
Statement of Operations	3
Statement of Changes in Redeemable Members' Equity	4
Statement of Cash Flows	5
Notes to Financial Statements	6-13

INDEPENDENT AUDITORS' REPORT ON
SUPPLEMENTARY INFORMATION	14

SUPPLEMENTARY INFORMATION
Statement of Income from Operations	15
Supporting Schedules:
Cost of Goods Sold	16
Direct Labor	16
Selling Expenses	17
General and Administrative Expenses	17
Statement of Adjusted Earnings Before Interest,
Income Taxes, Depreciation and Amortization	18

Independent Auditors' Report on Supplementary Information

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Color Resources, LLC:

We have audited the accompanying balance sheet of Color Resources, LLC as of December 31, 2011, and the related statements of operations, changes in redeemable members' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Color Resources, LLC as of December 31, 2011, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
Other Matter Regarding Retrospective Reclassifications
As As discussed in Note 1 to the financial statements, certain retrospective reclassifications have been recorded to previously issued financial statements to classify members' equity (deficit) as redeemable members' equity (deficit) in accordance with the provisions of Securities and Exchange Commission Regulation S-X.

/s/ Rosen Seymour Shapss Martin & Company LLP
Rosen Seymour Shapss Martin & Company LLP
CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
February 23, 2012
(Except for Notes 1, 9 and 11 as to which the date is September 9, 2013)

Color Resources, LLC
Balance Sheet
December 31, 2011
Assets
Current assets:
Cash	$224,246
Accounts receivable	1,019,985
Inventory	594,146
Prepaid expenses and other current assets	155,059
Total current assets	1,993,436
Property and equipment, net	854,347

Other assets:
Deferred financing costs, net	181,200
Goodwill	3,844,928
Intangible assets, net	2,292,774
Total other assets	6,318,902
Total assets	$9,166,685

Liabilities and Redeemable Members’ Equity
Current liabilities:
Accounts payable	$359,279
Accrued expenses and other current liabilities	206,324
Current portion of long-term debt	1,397,225
Total current liabilities	1,962,828

Long-term liabilities:
Long-term debt, net of current portion	4,935,457
Accrued management and board fees	606,250
Deferred compensation payable	52,407
Deferred rent payable	341,452
Total long-term liabilities	5,935,566
Total liabilities	7,898,394
Commitments and contingencies
Redeemable members’ equity	1,268,291
Total liabilities and redeemable members’ equity	$9,166,685

The accompanying notes are an integral part of these financial statements.

Color Resources, LLC
Statement of Operations
Year Ended December 31, 2011

Net sales	$7,200,215

Cost of sales	4,849,071
Gross profit	2,351,144

Operating expenses:
Selling	113,521
General and administrative	1,584,437
Depreciation and amortization	371,172
Total operating expenses	2,069,130
Income from operations	282,014

Other expenses:
Interest expense	442,094
Management and board fees	200,000
Total other expenses	642,094
Net loss	$(360,080)

The accompanying notes are an integral part of these financial statements.

COLOR RESOURCES, LLC
Statement of Changes in Redeemable Members' Equity*
Year Ended December 31, 2011

Redeemable Members' Equity

Balance at January 1, 2011	$1,128,371

Issuance of membership units	500,000

Net loss	(360,080)

Balance at December 31, 2011	$1,268,291

* All members' equity is redeemable, therefore there is no non-redeemable members' equity.

The accompanying notes are an integral part of these financial statements.

Color Resources, LLC
Statement of Cash Flows
December 31, 2011

Cash flows from operating activities:
Net loss	$(360,080)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	371,172
Deferred rent payable	65,369
Changes in operating assets and liabilities:
Accounts receivable	294,580
Inventory	284,771
Prepaid expenses and other current assets	(84,859)
Accounts payable	(433,377)
Accrued management and board fee	200,000
Accrued expenses and other current liabilities	42,554
Deferred compensation payable	(1,096)
Net cash provided by operating activities	379,034

Cash flows from investing activities:
Purchases of property and equipment	(154,172)
Net cash used in investing activities	(154,172)

Cash flows from financing activities:
Proceeds from issuance of senior series A preferred units	500,000
Deferred financing costs	(134,089)
Repayments of long-term debt	(513,422)
Net cash used in financing activities	(147,511)

Net increase in cash	77,351

Cash:
Beginning of year	146,895
End of year	$224,246

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$444,377

Non-cash investing activities:
Equipment acquired under financing agreements	$104,612

The accompanying notes are an integral part of these financial statements.

COLOR RESOURCES, LLC

NOTES TO FINANCIAL STATEMENTS
December 31, 2011

1.	Summary of Significant Accounting Policies
Nature of Operations
Color Resources, LLC (the “Company”) is a toll manufacturer and custom processor of dyes, pigments and chemicals for use in a wide range of specialty chemical industries. The Company sells its products and services primarily to multinational dyestuff and colorant companies. Most of the Company's products are sold in the United States.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Concentration of Credit Risk
The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation up to $250,000. The bank balances, at times, exceed federal insured limits.
The Company has not experienced any losses to date on such accounts and management believes that there is very little risk of loss.
Accounts Receivable
Accounts receivable is reported net of an allowance for doubtful accounts. The allowance is based on management's estimate of the amount of receivables that will actually be collected after analyzing the credit worthiness of its customers and historical experience, as well as the prevailing business and economic environment. Accounts are written off when significantly past due and after exhaustive efforts at collection. There was no allowance of doubtful accounts recorded at December 31, 2011, based upon management's assessment of collectability.
Inventory
Inventory is valued at the lower of cost or market. Cost is determined on a first-in first-out basis by using moving weighted average cost.
Property and Equipment
Property and equipment is stated at cost. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, which range from five to fifteen years. Improvements to leased premises are amortized over the lesser of their estimated useful lives or the remaining lease terms. Expenditures for maintenance and repairs are charged to expense as incurred. When equipment is retired or otherwise disposed of, the cost and related accumulated depreciation is removed from the accounts and the resulting gain or loss is recognized.
Deferred Financing Costs
Deferred financing costs are being amortized ratably over the life of the respective debt.
Goodwill and Other Intangible Assets
Goodwill and intangible assets with indefinite lives are not amortized, but instead are reviewed for impairment at least annually. Management determined that there has been no impairment of the carrying values after performing its most recent annual review.

COLOR RESOURCES, LLC

NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2011

Impairment of Long-Lived Assets
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the net carrying amount may not be recoverable. When such events occur, the Company measures impairment by comparing the carrying value of each group of assets that generates cash flows, with the estimated present value of the corresponding cash flows. If the expected present value of the future cash flows is less than the carrying amount of the asset group, the Company would recognize an impairment loss. Management has reviewed the Company's long-lived assets and believes that there has been no impairment.
Deferred Rent Payable
Deferred rent payable represents the excess of recognized rental expense over scheduled operating lease facility payments. This amount will be credited to future operations.
Revenue Recognition
The Company recognizes service based revenue in the period services are performed under tolling arrangements. The Company recognizes revenue on dye, pigment, and chemical products upon delivery to the customer in accordance with shipping terms.
Shipping and Handling
Shipping and handling expenses, included in general and administrative expenses, were approximately $8,000 for the year ended December 31, 2011.
Advertising Costs
Advertising costs are charged to expense as incurred. For the year ended December 31, 2011, advertising expense was approximately $26,000.
Research and Development Costs
Research and development expenditures, which are expensed as incurred, totaled approximately $1,000 during the year ended December 31, 2011.
Income Taxes
The Company is organized as a limited liability company and has elected to be treated as a partnership for federal and state income tax purposes. Accordingly, the results of operations of the Company are reported on the individual tax returns of the members.
Although the Company's income or loss is taxed directly to the members, the effects of an uncertain tax position, if any, may have an impact on the tax return of the member. Therefore, generally accepted accounting principles in the United States (“GAAP”) require that any such effects be recognized based on the outcome that is more likely than not to occur. Under this criterion the most likely resolution of an uncertain tax position should be analyzed based on technical merits and on the outcome that will likely be sustained under examination. As of December 31, 2011, the Company does not believe it has any uncertain tax positions that would qualify for either recognition or disclosure in the financial statements.
The Company's income tax returns for the years 2009 through 2011 are subject to federal and state income tax examination by the authorities.

Retrospective Reclassifications - Previously issued financial statements prepared in accordance with GAAP treated members' equity (deficit) as equity, however, the Securities and Exchange Commission Regulation S-X requires that equity with redemption features outside of the control of the Company be classified as redeemable equity. Changes to the financial statements have been made to retrospectively reclassify members' equity (deficit) as redeemable members' equity (deficit) in accordance with the provisions of Regulation S-X.

COLOR RESOURCES, LLC

NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2011

2.	Inventory
Inventory at December 31, 2011 is summarized as follows:

Raw materials	412,240
Work in process	13,935
Finished Goods	167,971
$594,146

3.	Property and Equipment
Property and equipment at December 31, 2011 is summarized as follows:

Leasehold improvements	$371,500
Furniture and fixtures	25,106
Equipment	721,474
1,118,080
Less accumulated depreciation and amortization	263,733
$854,347

4.	Deferred Financing Costs
Deferred financing costs related to the long-term debt at December 31, 2011 are being amortized over the terms of the loans and are as follows:

Deferred financing costs	$413,790
Less accumulated amortization	232,590
$181,200

5.	Intangible Assets
Intangible assets and goodwill at December 31, 2011 are summarized as follows:

Intangible assets subject to amortization:
Customer list	$3,237,200
Less accumulated amortization	944,426
2,292,774

Intangible assets not subject to amortization:
Goodwill	3,844,928
$6,137,702

COLOR RESOURCES, LLC

NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2011

The Company has determined that its goodwill and customer list did not become impaired during the year ended December 31, 2011.
The useful life of the customer list is estimated to be fifteen years. Estimated amortization expense (based on existing intangible assets) for each of the years ending December 31, 2012, 2013, 2014, 2015, and 2016 amounts to $182,207.

6.	Long-Term Debt
At December 31, 2011 long-term debt is summarized as follows:

Revolving credit facility (i)	$655,000
Term loan (i)	5,583,316
Equipment note payable (ii)	71,685
Term loan – related party (iii)	22,681
6,332,682
Less current portion	1,397,225
$4,935,457

(i)
In July 2008, the Company entered into a five-year loan and security agreement with a financial institution. The agreement provided for (a) a three-year revolving line of credit of up to $1,000,000, and (b) a five-year term loan of $8,250,000. On September 30, 2011, the Company entered into a forbearance agreement with the same financial institution due to the failure to pay certain monthly installments under the term loan arrangement. The agreement, which specifies a forbearance period commencing on July 1, 2011 and ending on August 15, 2012, amends the loan and security agreement as follows:

1.
The revolving credit commitment expired, effective July 23, 2011. The outstanding balance is to be paid on the last day of the forbearance period. Interest is charged at the annual rate of 6% during the forbearance period. Any unpaid balance at the end of the forbearance period is subject to an annual interest rate equal to the greater of (i) the Base Rate plus 1% percent, or (ii) 6%.

If, at the end of the forbearance period, the Company is in compliance with all terms of the agreement, the revolving commitment will be automatically reinstated and be effective until July 24, 2013, whereupon any outstanding balance is to be repaid.
2.    The outstanding term loan balance is to be repaid in installments, as follows:
a. Three installments of principal, paid on the first day of February, March and April 2012, in the amount of $25,000 each, plus unpaid interest.

b.	Two installments of principal, paid on the first day of May and June 2012, in the amount of $50,000 each, plus unpaid interest.

c.	One installment of principal, paid on the first day of July 2012, in the amount of $75,000, plus unpaid interest.

d.	Eleven consecutive monthly installments of principal and interest, paid on the first day of each month, commencing with August 2012, in the amount of $121,115.

e.	A final installment, paid in June 2013 (the term loan maturity date) for the remaining principal balance, plus unpaid interest.
Interest on the term loan is charged at the annual rate of 7%.

COLOR RESOURCES, LLC

NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2011

3.	The Company is required to make an additional cash investment of at least $500,000, as either a capital contribution or a subordinated loan.

4.
The forbearance agreement requires the Company to meet certain financial covenants, as defined. In addition, the Company is restricted from making payments related to member distributions, management and board fees and subordinated indebtedness.

5.    The members are required to pledge 100% of the voting capital stock to the financial institution, as collateral.

(ii)
In June 2011, the Company entered into an agreement with a finance company to purchase equipment. The note, which has a maturity date of June 2014, bears an annual interest rate of 13.6% and requires monthly principal and interest payments of $2,716. The note is collateralized by the purchased equipment.

(iii)
In December 2011, the Company entered into a two year term loan with a related party in the amount of $22,681. The loan carries an interest rate of 6% per annum. Repayment consists of twenty four equal monthly payments of principal and interest of approximately $1,000.

Future maturities of long-term debt are as follows for the years ending December 31:

2012	$1,397,225
2013	4,935,457
$6,332,682
Interest expense on long-term debt for the year ended December 31, 2011 amounted to $442,094.

7.	Commitments
Operating Leases
The Company entered into a five year lease agreement in July 2008 for its manufacturing facility with a Company owned by a related party. The lease agreement provides for two optional extension terms of five years each, which renew automatically unless the Company gives at least 180 days' written notice prior to the expiration of the lease. The Company is required to pay a portion of the real estate taxes under the terms of the lease. The lease currently requires payments of approximately $400,000 per annum, payable monthly.
The following is a schedule of future minimum lease payments required under the Company's non-cancellable operating leases as of December 31, 2011:

Year Ending
December 31,	Amount
2012	$406,777
2013	427,115
2014	448,471
2015	470,895
2016	494,439
Thereafter	1,980,082
$4,227,779
Rent expense amounted to $454,867 for the year ended December 31, 2011.

COLOR RESOURCES, LLC

NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2011

8.	Related Party Transactions
Employment Agreements
The Company entered into five-year employment agreements with two members of the Company. Agreements for the Company's Chief Executive Officer and Chief Financial Officer provide for annual base salaries, bonuses and certain benefits, perquisites, and expense reimbursements, as defined.
The Company owes deferred compensation totaling approximately $52,000 as of December 31, 2011, to the above two members of the Company. These members elected to defer payment of compensation earned for several periods during 2010 and 2009 until a future date yet to be determined by the Company.
Management and Board Fees
Compensation arrangements for management and Board of Directors services were entered into with several individuals who are also equity owners of the Company. The arrangements provide for aggregate annual compensation of $200,000 per year, to be paid on a quarterly basis. The Board elected to defer payment of compensation earned for 2011 until a future date yet to be determined by the Company. Management and board fee expense for the year ended December 31, 2011 was $200,000.

9.	Redeemable Members' Equity
As of December 31, 2011, members' equity consisted of the following classes:

	Units	Units
Class	Authorized	Issued
Class A Common Units	9,500	9,500
Class B Restricted Common Units	500	30
Series A Preferred Units	4,250	4,250
Senior Series A Preferred Units	500	500
Class A Common Units
Class A Common Units have full voting rights.
Beginning July 23, 2013 and for a two year period thereafter, the previous owners may petition the Company to redeem Class A Common Units held by them, upon written notice to the Company (“Put Notice”). The “Put Price” to redeem the Class A Common Units is the numerator which is the difference between (i) the sum of (A) the product of five multiplied by the Company's adjusted EBITDA for the trailing 12-month period ending on such redemption date, and (ii) the sum of (A) all indebtedness of the Company as of the redemption date, and (B) all amounts owed on accounts of the Series A Preferred units and accrued Preferred Dividends on the redemption date; and the denominator of which is the aggregate number of Common Units outstanding.
Any redemption request that is approved by a majority of the Board of Directors is to be fulfilled within nine months of the delivery of the Put Notice to the Company. However, redemptions must also be approved by the lending institution. In the event of such a deferral the aggregate Put Price payable that is related to the redemption requested is to be accrued at an annual rate of 12%, compounded quarterly, for the period from nine months after delivery of the Put Notice until the related Class A Common Units are redeemed in full.
Class B Restricted Common Units
Class B Restricted Common Units have no voting rights and are reserved for issuance to managers, officers, directors, employees, consultants and advisors of the Company. Units are shown as issued when vested. Vesting is determined on an individual grant basis.

COLOR RESOURCES, LLC

NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2011

Series A Preferred Units
Series A Preferred Units have no voting rights and its holders are entitled to preferential distributions. Dividends accrue cumulatively at an annual rate of 8% of each $1,000 Series A Preferred Unit with interest compounding annually. Series A Preferred Dividends shall be payable quarterly in arrears, when as declared by the Board of Managers, on the last business day of March, June, September and December (“Dividend Payment Date”). In the event that Series A Preferred Dividends are not paid, in whole or in part on a Dividend Payment Date and for 10 days thereafter, the dividend rate shall increase to an annual rate of 10%, until the defaulted dividends are paid in full.
Senior Series A Preferred Units
Senior Series A Preferred Units have no voting rights and its holders are entitled to preferential distributions over holders of the Series A Preferred Units and the Common Units. Dividends accrue cumulatively at an annual rate of 15% of each $1,000 Senior Series A Preferred Unit with interest compounding quarterly. Senior Series A Preferred Dividends shall be payable only when and as declared by the Board of Managers and when approved by the holders of a majority of the Senior Series A Preferred units.

Liquidation Preferences

In the event of any liquidation, dissolution or winding up of the Company, including, without limitation, a sale or recapitalization of the Company (a "Liquidation Event"), whether voluntary or involuntary, the holders of Senior Series A Preferred Units shall be entitled to receive, prior and in preference to any payment or distribution of any of the assets of the Company to the holders of Series A Preferred Units and Common Units, by reason of their ownership thereof, and without duplication of any redemption payments, an amount per Senior Series A Preferred Unit equal to (a) $1,000 plus (b) accrued and unpaid Senior Series A Preferred Dividends as of the date of the Liquidation Event (the "Senior Series A Liquidation Preference"). Upon the payment in full of the Senior Series A Liquidation Preference, the holders of Series A Preferred Units shall be entitled to receive, prior and in preference to any payment or distribution of any of the assets of the Company to the holders of Common Units, by reason of their ownership thereof, and without duplication of any redemption payments, an amount per Series A Preferred unit equal to (a) $1,000 plus (b) accrued and unpaid Series A Preferred Dividends as of the date of the Liquidation Event and (c) all accrued and unpaid Default Series A Preferred Dividends as of the date of the Liquidation Event (the "Series A Liquidation Preference") Upon the payment in full of the Senior Series A Liquidation Preference and the Series A Liquidation Preference, all remaining assets available for distribution shall be distributed to the holders of the Common Units based on their pro rata ownership of the issued and outstanding Common Units.

Redemption Rights

Beginning July 23, 2013 or upon a Liquidation Event, the Series A Preferred Units and Senior Series A Preferred Units may be redeemed at any time and from time to time, in whole or in part, by the Company without penalty, provided that an equal proportion of the outstanding Series A Preferred Units and Senior Series Preferred A Units is redeemed as between the members holding the Series A Preferred Units and Senior Series Preferred A Units. Such redemptions must also be approved by the lending institution. The redemption price payable to each holder of Series A Preferred Units and Senior Series Preferred A units shall be equal to the Series A Liquidation Preference.
At December 31, 2011 the amount of the unpaid cumulative dividend relating to Series A Preferred Units and Senior Series A Preferred Units totaled approximately $1,486,000. This amount will be recorded when declared by the Board of Managers.

10.	Economic Dependence
Major Customers
For the year ended December 31, 2011, two customers accounted for approximately 61% of the Company's net sales. As of December 31, 2011, one customer accounted for approximately 48% of the Company's outstanding accounts receivable.
Major Vendors
For the year ended December 31, 2011, five vendors accounted for approximately 60% of the Company's purchases. As of December 31, 2011, three vendors accounted for approximately 67% of the Company's accounts payable.

COLOR RESOURCES, LLC

NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2011

11.	Subsequent Events
The Company has evaluated its subsequent events through February 23, 2012 (except for Notes 1 and 9 as to which the date is September 9, 2013) the date that the accompanying financial statements were available to be issued. The Company had no material subsequent events requiring disclosure.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Color Resources, LLC:

Our report on the audit of the basic financial statements of Color Resources, LLC for the year ended December 31, 2011 appears on page 1. Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The accompanying supplementary information is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ Rosen Seymour Shapss Martin & Company LLP
Rosen Seymour Shapss Martin & Company LLP
CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
February 23, 2012

COLOR RESOURCES, LLC

SUPPLEMENTARY FINANCIAL DATA

STATEMENT OF INCOME FROM OPERATIONS

YEAR ENDED DECEMBER 31, 2011

	Amount	%
Net sales	$7,200,215	100.0
Cost of goods sold	4,849,071	67.2
Gross profit	2,351,144	32.8

Operating expenses:
Selling	113,521	1.6
General and administrative	1,584,437	22.0
Depreciation and amortization	371,172	5.1
Total operating expenses	2,069,130	28.7
Income from operations	$282,014	4.0

See independent auditors' report on supplementary information.

COLOR RESOURCES, LLC

SUPPLEMENTARY FINANCIAL DATA

SUPPORTING SCHEDULES

YEAR ENDED DECEMBER 31, 2011

SCHEDULE OF COST OF GOODS SOLD

	Amount	%
Inventory – beginning	$878,917	12.2
Purchases	3,551,849	49.3
Direct labor	694,997	9.6
Insurance – liability and property	74,514	1.0
Equipment repairs and maintenance	95,211	1.3
Waste disposal/inceneration	7,466	0.1
Equipment rental	21,325	0.3
Uniform services	7,219	0.1
Outside contractors	18,221	0.3
Supplies	73,053	1.0
Freight-in	20,445	0.3
	5,443,217	75.5
Less inventory – ending	594,146	8.3
	$4,849,071	67.2

SCHEDULE OF DIRECT LABOR

Salaries – grinding	$186,402	2.6
Salaries – customer service	129,763	1.8
Salaries – liquid mixing	124,984	1.7
Salaries – lab	60,946	0.8
Salaries – warehouse	69,112	1.0
Salaries – maintenance	78,000	1.1
Temporary services	45,790	0.6
	$694,997	9.6

See independent auditors' report on supplementary information.

COLOR RESOURCES, LLC

SUPPLEMENTARY FINANCIAL DATA

SUPPORTING SCHEDULES

YEAR ENDED DECEMBER 31, 2011

SCHEDULE OF SELLING EXPENSES
	Amount	%
Travel	$44,582	0.6
Meals and entertainment	11,846	0.2
Commissions	28,054	0.4
Marketing and advertising	26,376	0.4
Freight-out	2,663	0.0
	$113,521	1.6

SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES

Salaries – officers	$154,798	2.2
Salaries – office	282,058	3.9
Payroll taxes	87,872	1.2
Employee insurance	88,971	1.2
Officers and employee life insurance	10,394	0.1
Professional fees	161,262	2.2
Security services	15,200	0.2
Rent	454,867	6.4
Education and career development	2,518	0.0
Repairs and maintenance	5,953	0.1
Utilities	166,835	2.4
Office expenses	12,773	0.2
Real estate taxes	39,482	0.5
Computer supplies	5,022	0.1
Safety/medical supplies	1,050	0.0
Telephone	16,195	0.2
Safety awards	37,688	0.5
Landscaping	13,020	0.2
Bank charges	2,731	0.0
Postage and freight	8,107	0.1
Dues and subscriptions	11,642	0.2
Licenses and taxes	2,027	0.0
Miscellaneous	3,972	0.1
	$1,584,437	22.0

See independent auditors' report on supplementary information.

COLOR RESOURCES, LLC

SUPPLEMENTARY FINANCIAL DATA

STATEMENT OF ADJUSTED EARNINGS BEFORE INTEREST, INCOME TAXES,
DEPRECIATION AND AMORTIZATION

YEAR ENDED DECEMBER 31, 2011

Statement of Adjusted EBITDA

Net loss	$(360,080)
Interest expense	442,094
Depreciation and amortization	371,172
Deferred (non-cash) rent	65,369
Accrued management and board fees	200,000
Capital contribution by members	500,000
Adjusted EBITDA	$1,218,555

See independent auditors' report on supplementary information.